UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2019

ADAMS RESOURCES & ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7908	74-1753147
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

17 South Briar Hollow Lane, Suite 100, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 881-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01  Other Events.

Adams Resources & Energy, Inc. (the “Company”) is saddened to report that Larry E. Bell, a member of the Company’s Board of Directors, passed away on February 27, 2019.  Mr. Bell joined the Company’s Board in 2006.  Mr. Bell, an independent director, served as Chairman of the Audit Committee of the Board of Directors (the “Audit Committee”) at the time of his passing.

The Company is extremely grateful for Mr. Bell’s dedication and service to the Company.  The Company’s management and Board of Directors extends its sincerest condolences to Mr. Bell’s family.

Following Mr. Bell’s death, the Company’s Board of Directors has been reduced to five members, two of whom are independent. Under the NYSE American listing standards, the Company is required to have a majority of its Directors be independent. In addition, following Mr. Bell’s death, the Audit Committee has been reduced to two members, each of whom is an independent director. The Board of Directors intends to identify candidates to replace Mr. Bell and appoint a new independent director who satisfies the applicable requirements of the NYSE American listing standards to serve on the Company’s Board of Directors and the Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS RESOURCES & ENERGY, INC.

Date:	March 1, 2019	By:	/s/ Tracy E. Ohmart
Tracy E. Ohmart
Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)